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                                     [LETTERHEAD]


                                  September 6, 1996



Glenbrook Life and Annuity Company
3100 Sanders Road
Northbrook, IL  60062

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption
"Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-02581) filed by Glenbrook Life Variable Life Separate Account A for certain variable life insurance contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Very truly yours,

                                  SUTHERLAND, ASBILL & BRENNAN




                                  By:  /s/ Stephen E. Roth
                                       -----------------------------------
                                       Stephen E. Roth



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                     INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 33-02581 of Glenbrook Life and Annuity Company on Form S-6 of our report dated March 1, 1996 relating to the financial statements and financial statement schedules of Glenbrook Life and Annuity Company, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
September 20, 1996